CUSIP NO.                                                   PRINCIPAL AMOUNT:
REGISTERED NOTE NO.                                         $______________

                           AVERY DENNISON CORPORATION
                          MEDIUM-TERM NOTES, SERIES B
                              (FLOATING RATE NOTE)
              DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE


     This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Note is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


ORIGINAL ISSUE DATE:

MATURITY DATE:

ISSUE PRICE:

PRINCIPAL AMOUNT:

SPECIFIED CURRENCY:
(if other than U.S. dollars)

AUTHORIZED DENOMINATIONS:
(if Specified Currency is
other than U.S. dollars)

EXCHANGE RATE AGENT:
(if Specified Currency is other
than U.S. dollars)

DEPOSITARY:
(if Note is Global Note)

DATE ON OR AFTER WHICH THIS
NOTE IS REDEEMABLE AT THE
OPTION OF THE COMPANY:

INITIAL REDEMPTION %:

ANNUAL REDEMPTION % REDUCTION:

SINKING FUND:

INITIAL INTEREST RATE:

INTEREST RATE BASIS:

INDEX MATURITY:

SPREAD (+ or -):

SPREAD MULTIPLIER:

MAXIMUM INTEREST RATE:

MINIMUM INTEREST RATE:

CALCULATION AGENT:

REGULAR RECORD DATES:

INTEREST PAYMENT DATES:

INTEREST DETERMINATION DATES:

INTEREST CALCULATION DATES:

INTEREST RATE RESET PERIOD:

INTEREST RESET DATES:

DATE ON OR AFTER WHICH THIS NOTE IS
REPAYABLE AT THE OPTION OF THE HOLDER:

INITIAL REPAYMENT %:

ANNUAL REPAYMENT % REDUCTION:

     AVERY DENNISON CORPORATION, a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the face hereof at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, on the maturity date shown above, or if such date is not a Business Day (as defined herein), the next succeeding Business Day, except that in the event the Interest Rate Basis specified on the face hereof is LIBOR, and if such next succeeding Business Day falls in the next calendar month, on the next preceding Business Day (the "Maturity Date"), in such coin or currency specified above (a "Specified Currency") as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the Interest Payment Dates specified above, commencing with the first Interest Payment Date specified above following the Original Issue Date specified above, and on the Maturity Date or date of redemption or repayment, if any, on said principal sum at said offices or agencies, in the Specified Currency, at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date specified above and thereafter at a rate per annum determined in accordance with the provisions on the reverse hereof under the heading "Determination of Interest Rate Per Annum for Commercial Paper Rate Notes," "Determination of Interest Rate Per Annum for Prime Rate Notes," "Determination of Interest Rate Per Annum for LIBOR Notes," "Determination of Interest Rate Per Annum for Treasury Rate Notes," "Determination of Interest Rate Per Annum for CD Rate Notes," or "Determination of Interest Rate Per Annum for Federal Funds Rate Notes," depending upon whether the Interest Rate Basis is Commercial Paper Rate, Prime Rate, LIBOR, Treasury Rate, CD Rate or Federal Funds Rate, as specified above; provided, however, that if any Interest Payment
                                --------  -------
Date specified above would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be the next succeeding day that is a Business Day, except that in the event that the Interest Rate Basis for this Note is LIBOR, and if such next succeeding Business Day falls in the next calendar month, such Interest Payment Date will be the next preceding day that is a Business Day; provided, further, that the Company will make such payments in
              --------  -------
respect of non-U.S. dollar denominated Notes in the Specified Currency indicated above in amounts determined as set forth on the reverse hereof; provided,
                                                                --------
however, that payments of principal (and premium, if any) and interest on Notes
- -------
denominated in other than U.S. dollars will nevertheless be made in U.S. dollars
(i) at the election of the holder as provided herein and (ii) at the election of the Company in the case of the imposition of exchange controls or other circumstances beyond the control of the Company as provided herein. Interest on this Note shall accrue (a) if the rate at which interest on this Note is payable shall be adjusted monthly, quarterly, semi-annually or annually, as specified above under "Interest Rate Reset Period" and as determined in accordance with the provisions on the reverse hereof, from the Interest Payment Date next preceding the date of this Note to which interest has been paid, unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for or (b) if the rate at which interest on this Note is payable shall be adjusted daily or weekly, as specified above under "Interest Rate Reset Period" and as determined in accordance with the provisions on the reverse hereof, from the day following the Regular Record Date (as defined herein) next preceding the date of this Note through which interest has been paid, unless the date hereof is a Regular Record Date through which interest has been paid, in which case from the day after the date of this Note, or unless no interest has been paid on this Note, in which case from the day following the Original Issue Date specified above, until payment of said principal sum has been made or duly provided for. Subject to certain exceptions provided in the Indenture referred to on the reverse hereof, the interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, and interest payable on the Maturity Date or upon earlier redemption or repayment will be paid to the person to whom said principal sum is payable; provided, however, that the first
                                              --------  -------
payment of interest on a Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. "Regular Record Date" shall mean the fifteenth calendar day prior to any Interest Payment Date, whether or not a Business Day. "Business Day" shall mean: (a) if the Interest Rate Basis for this Note is other than LIBOR, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in a Place of Payment (as defined in the Indenture) generally are authorized or obligated by law or executive order to close, and in the event that this Note is denominated in a Specified Currency other than U.S. dollars, not a day on which banking institutions are authorized or obligated by law or executive order to close in the principal financial center of the country issuing the Specified Currency (or, if this Note is denominated in European Currency Units ("ECUs"), in Brussels, in which case "Business Day" shall not include any day that is a non-ECU clearing day as determined by the ECU Banking Association in Paris); or (b) if the Interest Rate Basis of this Note is LIBOR, any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the holder hereof on the Maturity Date or a redemption or repayment date, if any) to be made in U.S. dollars will be made by check mailed by first class mail to the person entitled thereto at the holder's last address as it appears in the Security Register or by wire transfer of immediately available funds to a designated account maintained in the United States upon receipt by the Trustee of written instructions not later than the Regular Record Date for the related Interest Payment Date by the registered holder of this Note. Such instructions shall remain in effect with respect to payments of interest made on subsequent Interest Payment Dates unless revoked or changed by written instructions received by the Trustee from such holder, provided that any such written revocation or change which is received by the
- --------
Trustee after a Regular Record Date and before the related Interest Payment Date shall not be effective with respect to the interest payable on such Interest Payment Date. Payment of the principal of, premium, if any, and interest, if any, on this Note due to the holder hereof on the Maturity Date or upon earlier redemption or repayment to be made in U.S. dollars will be made, in immediately available funds, upon surrender of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided that this Note is surrendered to the paying agent appointed under
      --------
the Indenture (the "Paying Agent") in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures.

     Payments of interest to be made in a Specified Currency other than U.S. dollars (other than interest on this Note due to the holder hereof on the Maturity Date or date of redemption or repayment, if any) will be paid by wire transfer of immediately available funds to a designated account maintained with a bank in the country issuing the Specified Currency, or if this Note is denominated in ECUs, to an ECU account, or other jurisdiction acceptable to the Company and the Trustee as shall have been designated at least five Business Days prior to the Interest Payment Date by the registered holder of this Note on the relevant Regular Record Date. Payment in a Specified Currency other than U.S. dollars of the principal and premium, if any, and interest on this Note due to the holder hereof on the Maturity Date or upon any earlier redemption or repayment will be made by wire transfer of immediately available funds to a designated account maintained with a bank in the country issuing the Specified Currency, or if this Note is denominated in ECUs, to an ECU account, or other jurisdiction acceptable to the Company and the Trustee as shall have been designated at least five Business Days prior to the Maturity Date or the redemption or repayment date, as the case may be, by the registered holder of this Note on the Maturity Date or the redemption or repayment date, as the case may be, provided that this Note is presented for surrender to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its corporate trust office or agency in the Borough of Manhattan, The City of New York and, unless revoked by written notice to the Trustee received by the Trustee on or prior to the date five Business Days prior to the applicable Interest Payment Date, Maturity Date or date of redemption or repayment, as the case may be, such designation shall remain in effect with respect to any further payments with respect to this Note payable to such holder. If a payment of principal, premium, if any, and interest to be made in a Specified Currency other than U.S. dollars cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within five Business Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the holder or holders of this Note in respect of which payments are made.

     The holder of any Note denominated in a Specified Currency other than U.S. dollars may elect to receive payments of principal, premium, if any, or interest in U.S. dollars by transmitting a written request for such payment to the Trustee at its corporate trust office in the Borough of Manhattan, The City of New York on or prior to the Regular Record Date immediately preceding any Interest Payment Date or the date fifteen calendar days prior to the Maturity Date or date of redemption or repayment, if applicable. Such request may be in writing (mailed or hand delivered) or by cable or telex or, if promptly confirmed in writing, by other form of facsimile transmission. Any such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the Regular Record Date for the applicable Interest Payment Date or the date fifteen calendar days prior to the Maturity Date or applicable date of redemption or repayment.

     If the principal of (and premium, if any) or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making payment in U.S. dollars as provided herein.

     Any payment on this Note due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day (or if the Interest Rate Basis specified on the face hereof is LIBOR and if such next succeeding Business Day falls in the next calendar month, the next preceding Business Day) with the same force and effect as if made on the due date and if paid on the next succeeding Business Day no interest shall accrue for the period from and after such date.

     THE GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

     Additional provisions of this Note are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized signatory of the Trustee or its duly authorized agent under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, AVERY DENNISON CORPORATION, has caused this instrument to be signed manually or by facsimile by its duly authorized officers, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION    AVERY DENNISON CORPORATION


This is one of the Securities
of the series designated herein
referred to in the within-          By:
mentioned Indenture

                                                Chairman and Chief
                                                Executive Officer



BANKAMERICA NATIONAL TRUST COMPANY,
as Trustee,


     By:                            Attest:


                                                    Secretary
        Authorized Signatory

              or


BANKAMERICA NATIONAL TRUST COMPANY,
as Authenticating Agent

     By:


        Authorized Signatory

                                   [REVERSE]

                           AVERY DENNISON CORPORATION



                          MEDIUM-TERM NOTES, SERIES B
                              (FLOATING RATE NOTE)
              DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE


     This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), all issued or to be issued under and pursuant to an Indenture dated as of March 15, 1991, duly executed and delivered by the Company to Security Pacific National Bank, as trustee, as amended by a First Supplemental Indenture, dated as of March 16, 1993, duly executed and delivered by the Company to BankAmerica National Trust Company, as successor trustee (such Indenture as amended by such First Supplemental Indenture being hereinafter called the "Indenture" and such successor trustee being hereinafter called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Securities. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as provided or permitted in the Indenture. This
Note is one of a series of the Securities, designated as the Medium-Term Notes, Series B (the "Notes") of the Company. The Notes may mature at different times, bear interest at different rates, be redeemable at different times or not at all, be repayable at the option of the holder at different times or not at all, be denominated in different currencies and otherwise vary as provided or permitted by the Indenture. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

     The interest rate in effect from the date of issue to the first Interest Reset Date specified on the face hereof shall be the Initial Interest Rate specified on the face hereof. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date specified on the face hereof, the rate at which interest on this Note is payable shall be adjusted daily, weekly, monthly, quarterly, semi-annually or annually or otherwise as specified on the face hereof under "Interest Rate Reset Period";

provided, however, that the interest rate in effect hereon for the ten calendar
- --------  -------
days immediately prior to the Maturity Date hereof will be that in effect on the tenth day next preceding such Maturity Date specified on the face hereof. Each such adjusted rate shall be applicable from and including the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until the Maturity Date, as the case may be.

     Determination of Interest Rate Per Annum for Prime Rate Notes.  If the
     -------------------------------------------------------------
Interest Rate Basis specified on the face hereof is Prime Rate, the interest rate per annum determined with respect to any Interest Determination Date specified on the face hereof shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof, and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, set forth for the relevant Interest Determination Date in "Statistical Release H.15(519), Selected Interest Rates," published by the Board of Governors of the Federal Reserve System or any successor publication of the Board of Governors of the Federal Reserve System ("Release H.15(519)") under the heading "Bank Prime Loan." In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Interest Calculation Date, then the interest rate per annum with respect to such Interest Determination Date will be determined by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks) ("Reuters Screen NYMF Page") as such bank's prime rate or base lending rate as in effect for such Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, set forth on the face hereof, and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Interest Determination Date, the Prime Rate will be determined by the Calculation Agent and will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to the supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate will be the Prime Rate in effect on such Interest Determination Date.

     Determination of Interest Rate Per Annum for LIBOR Notes.  If the Interest
     --------------------------------------------------------
Rate Basis specified on the face hereof is LIBOR, the interest rate per annum determined with respect to any Interest Determination Date specified on the face hereof shall be determined by the Calculation Agent and shall equal either (a) the arithmetic mean of the offered rates for deposits in

U.S. dollars having the specified Index Maturity, commencing on the second Market Day immediately following such Interest Determination Date, that appears on the Reuters Screen LIBO Page (as defined herein) as of 11:00 A.M., London time, on such Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof if at least two such offered rates appear on the Reuters Screen LIBO Page ("LIBOR Reuters"), or (b) the rate for deposits in U.S. dollars having the specified Index Maturity, commencing on the second Market Day immediately following such Interest Determination Date, that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on such Interest Determination Date, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof ("LIBOR Telerate"). "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace page LIBO on that service for the purpose of displaying London interbank offered rates of major banks). "Telerate Page 3750" means the display designated as "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR will be determined as if LIBOR Telerate had been specified. If at least two such offered rates appear on the Telerate Page 3750, the rate in respect of such Interest Determination Date will be the arithmetic mean of such offered rates as determined by the Calculation Agent. If fewer than two offered rates appear on the Reuters Screen LIBO Page, or if no rate appears on the Telerate Page 3750, as applicable, LIBOR in respect of such Interest Determination Date will be determined as if the parties had specified the rate described in the following paragraph.

     On any Interest Determination Date on which fewer than two offered rates appear on the Reuters Screen LIBO Page as specified in (a) above or on which no rate appears on the Telerate Page 3750, as specified in (b) above, as applicable, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the Calculation Agent (the "Reference Banks") at approximately 11:00 A.M., London time, on such Interest Determination Date to prime banks in the London interbank market, having the specified Index Maturity, commencing on the second Market Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less that U.S. $1,000,000 that is representative for a single transaction in such market at such time. The Calculation Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of such quotations, adjusted by the addition or subtraction of the Spread, if any, or the multiplication by the Spread Multiplier, if any, specified on the face hereof. If fewer than two quotations are provided, LIBOR in respect of such Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in The City of New York selected by the Calculation Agent at approximately 11:00 A.M., New York City time, on such Interest Determination Date for loans in U.S. dollars to leading European banks, having the specified Index Maturity, such loans commencing on the second Market Day immediately following such Interest Determination Date and in a principal amount equal to an amount of not less than U.S. $1,000,00 that is representative for a single transaction in such market at such time, adjusted by the addition or subtraction of the Spread, if any, or the multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that
                                                         --------  -------
if the banks in The City of New York selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR with respect to such Interest Determination Date will be LIBOR in effect on such Interest Determination Date.

     Determination of Interest Rate Per Annum for Treasury Rate Notes.  If the
     ----------------------------------------------------------------
Interest Rate Basis specified on the face hereof is Treasury Rate, the interest rate per annum determined with respect to any Interest Determination Date specified on the face hereof shall equal the rate for the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified on the face hereof as published in Release H.15(519) under the heading "U.S. Government Securities-Treasury Bills-auction average (investment)" or, if not so published by 3:00 P.M., New York City time, on the Interest Calculation Date (as specified on the face hereof) pertaining to such Interest Determination Date, the average rate for the aforementioned auction (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury, in either case, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof. In the event that the results of such auction of Treasury bills having the specified Index Maturity are not otherwise reported as provided above by 3:00 P.M., New York City time, on such Interest Calculation Date, or if no such auction is held in a particular week, then the interest rate per annum with respect to such Interest Determination Date shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three primary United States securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified on the face hereof, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that if the dealers selected as aforesaid by the
        --------  -------
Calculation Agent are not quoting as described in this sentence, the interest rate per annum hereon with respect to such Interest Determination Date shall be the interest rate per annum in effect hereon on such Interest Determination Date.

     Determination of Interest Rate Per Annum for Commercial Paper Rate Notes.
     ------------------------------------------------------------------------
If the Interest Rate Basis specified on the face hereof is Commercial Paper Rate, the interest rate per annum determined with respect to any Interest Reset Date specified on the face hereof shall equal (a) the Money Market Yield (as defined herein) of the rate for the relevant Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof, (i) as such rate is published in Release H.15(519), under the heading "Commercial Paper," or (ii) if such rate is not published by 3:00 P.M., New York City time, on the relevant Interest Calculation Date, the Money Market Yield on such Interest Determination Date of such rate for commercial paper having the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release, "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations"), under the heading "Commercial Paper," or (b) if by 3:00 P.M., New York City time, on such Interest Calculation Date, such rate is not published in either H.15(519) or Composite Quotations, the Money Market Yield of the arithmetic mean (calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward) of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized rating agency, in each of the above cases (a) and (b) adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof; provided, however, that
                                                         --------  -------
if such rate is not published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on such Interest Calculation Date and fewer than three dealers selected as aforesaid by the Calculation Agent are quoting as described in (b) above, the interest rate per annum hereon with respect to such Interest Reset Date shall be the interest rate per annum in effect hereon on such Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

                                          360 x D
     Money Market Yield  =  100  x  ____________________
                                        360-(D x M)


where "D" refers to the per annum rate for commercial paper, quoted on a bank discount basis and expressed as a decimal calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward; and "M" refers to the actual number of days in the period for which interest is being calculated.

     Determination of Interest Rate Per Annum for CD Rate Notes.  If the
     ----------------------------------------------------------
Interest Rate Basis specified on the face hereof is CD Rate, the Interest Rate per annum determined with respect to any Interest Determination Date specified on the face hereof shall equal the rate, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, on such date for negotiable certificates of deposit having the Index Maturity specified on the face hereof as published in Release H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published by 3:00 P.M., New York City time, on the relevant Interest Calculation Date, then the interest rate per annum shall be the rate on such Interest Determination Date for negotiable certificates of deposit having the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit," adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. If by 3:00 P.M., New York City time, on such Interest Calculation Date such rate is not published in either Release H.15(519) or Composite Quotations, the interest rate per annum shall be calculated by the Calculation Agent and shall be the arithmetic mean of the secondary market offered rates, as of 10:00 A.M., New York City time, on such Interest Determination Date, of three leading non-bank dealers of negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent (after consultation with the Company) for negotiable certificates of deposit of major United States money market banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the specified Index Maturity in a denomination of U.S. $5,000,000, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward; provided, however, that, if the dealers selected as aforesaid by
                --------  -------
the Calculation Agent are not quoting as mentioned in this sentence, the interest rate per annum with respect to such Interest Determination Date will be the interest rate per annum in effect on such Interest Determination Date.

     Determination of Interest Rate Per Annum for Federal Funds Rate Notes.  If
     ---------------------------------------------------------------------
the Interest Rate Basis specified on the face hereof is Federal Funds Rate, the interest rate per annum determined with respect to any Interest Determination Date shall be the rate on such date for Federal Funds as published in Release H.15(519) under the heading "Federal Funds (Effective)," adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. In the event that such rate is not published prior to 9:00 A.M., New York City time, on the relevant Interest Calculation Date, then the per annum interest rate shall be the rate on such Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate," adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a point rounded upward. If by 9:00 A.M., New York City time, on such Interest Calculation Date such rate is not published in either Release H.15(519) or Composite Quotations, then the per annum interest rate for such Interest Determination Date shall be calculated by the Calculation Agent and shall be the arithmetic mean of the rates, as of 9:00 A.M., New York City time, on such Interest Determination Date, for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, adjusted by the addition or subtraction of the Spread, if any, specified on the face hereof, or by multiplication by the Spread Multiplier, if any, specified on the face hereof and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward; provided,
                                                          --------
however, that if the brokers selected as aforesaid by the Calculation Agent are
- -------
not quoting as mentioned in this sentence, the interest rate per annum with respect to such Interest Determination Date will be the interest rate per annum in effect on such Interest Determination Date.

     Notwithstanding the foregoing, the interest rate per annum hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Interest Calculation Date.

     At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if different, the interest rate which will become effective on the next Interest Reset Date as a result of a determination made on the most recent Interest Determination Date with respect to this Note. The Calculation Agent's determination of the interest rate hereon will be final and binding in the absence of manifest error.

     Interest payments hereon will include interest accrued to but excluding the applicable Interest Payment Date; provided, however, that if the rate at which
                                  --------  -------
interest on this Note is payable shall be adjusted daily or weekly as specified on the face hereof under "Interest Rate Reset Period" and as determined in accordance with the provisions hereof, interest payable on any Interest Payment Date, other than interest payable on any date on which principal hereof is payable, will include interest accrued through but excluding the day following the next preceding Regular Record Date. Accrued interest hereon from the Original Issue Date or from the last date to which interest hereon has been paid, as the case may be, shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day from the Original Issue Date or from the last date to which interest shall have been paid, as the case may be, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal and calculated to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward) for each such day shall be computed by dividing the interest rate per annum (expressed as a decimal and calculated to the next highest one hundred-thousandth of a percentage point) applicable to such date by 360 if the Interest Rate Basis specified on the face hereof is Prime Rate, LIBOR, Commercial Paper Rate, CD Rate or Federal Funds Rate, or by the actual number of days in the year if the Interest Rate Basis specified on the face hereof is Treasury Rate.

     If this Note is denominated in a Specified Currency other than U.S. dollars, any U.S. dollar amount to be received by a holder of this Note who elects to receive payment in U.S. dollars will be based on the highest bid quotation (rounded up to the nearest cent, with one-half cent rounded up) in The City of New York received by the Exchange Rate Agent (specified on the face hereof) as of 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day preceding the date of a payment, such payment will be made in the Specified Currency. All currency exchange costs associated with any payments in U.S. dollars will be borne by the holder hereof by deductions from such payments.

     If the principal, premium (if any) or interest on this Note is payable in a Specified Currency other than U.S. dollars and, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Specified Currency is not available at the time of any scheduled payment of principal, premium, if any, or interest to be made in the Specified Currency, then the Company shall be entitled to satisfy its obligations hereunder by making such payment in U.S. dollars. Any such payment shall be made on the basis of the most recently available noon buying rate for cable transfers in The City of New York for such Specified Currency. Any payment under such circumstances in U.S. dollars where required payment is in a Specified Currency will not constitute a default under the Indenture.

     In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.


     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series issued under the Indenture which are affected thereby, at the time outstanding, as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any indenture supplemental thereto or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such
                                              --------  -------
supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation, or change the currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforce-ment of any such payment on or after the Maturity Date without the consent of the holder of each such Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the holders of which is required for any such supplemental indenture or the consent of whose holders is required for any wavier provided for in the Indenture, without the consent of the holders of all Securities affected then outstanding. The Indenture also contains provisions permitting the holders of at least a majority in aggregate principal amount of the Securities of any series then outstanding to waive compliance by the Company with certain provisions of the Indenture with respect to such series and certain past defaults under the Indenture with respect to such series and their consequences, except in each case a failure to pay principal or premium, if any, or interest on such Securities of such series. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued upon the registration of transfer hereof or in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon this Note or other such Notes.

     If so provided on the face of this Note, this Note may be redeemed at the option the Company on any Business Day on or after the "Date on or After Which This Note is Redeemable at the Option of the Company" as specified on the face hereof. On and after such date, if any, this Note may be redeemed in whole or in part in part in increments of $1,000 or, in the case of non-U.S. dollar denominated Notes, of an amount equal to the integral multiples referred to on the face hereof under "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination) provided that the remaining principal amount of any Note partially redeemed shall be at least $100,000 or, in the case of non-U.S. dollar denominated Notes, the minimum Authorized Denomination referred to on the face hereof. The redemption price shall be equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage, plus accrued interest, if any, to the date of redemption. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the "Date on or After Which This Note is Redeemable at the Option of the Company" by the amount of the Annual Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%.

     If so provided on the face of this Note, this Note will be repayable at the option of the holder in whole or in part in increments of $1,000 or, in the case of non-U.S. dollar denominated Notes, of an amount equal to the integral multiples referred to on the face hereof under "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination) provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $100,000 or, in the case of non-U.S. dollar denominated Notes, the minimum Authorized Denomination referred to on the face hereof, on any Business Day on or after the "Date on or After Which This Note is Repayable at the Option of the Holder" (as stated on the face hereof). The repurchase price shall equal the product of the principal amount of this Note to be repurchased multiplied by the Repayment Percentage, plus accrued interest, if any, to the repayment date. The Repayment Percentage shall initially equal the Initial Repayment Percentage specified on the face of this Note, and shall decline at each anniversary of the "Date on or After Which This
Note is Repayable at the Option of the Holder" by the amount of the Annual Repayment Percentage Reduction specified on the face of this Note, until the Repayment Percentage is equal to 100%. In order for the holder to exercise its option to cause the Company to repurchase all or any portion of this Note, the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the holder of this Note, on or before the fifteenth, but not earlier than the twenty-fifth day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the holder of this Note, (b) the principal amount of this Note and the amount of this Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The addresses to which such deliveries are to be made is BankAmerica National Trust Company, Attention: Domestic Corporate Trust Administration, One World Trade Center, New York, New York 10048 (or, at such other places as the Company shall notify the holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

     The Notes are issuable in global or definitive form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof or, if the Specified Currency is other than U.S. dollars, in the Authorized Denominations indicated on the face hereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, a new Note or Notes in authorized denominations in the Specified Currency for an equal aggregate principal amount and like interest rate and maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

     This Note is exchangeable only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary is not appointed within the time specified in the Indenture, or (ii) the Company in its sole discretion determines that all Global Notes of the same series as this Note shall be exchangeable for definitive Notes of differing denominations aggregating a like amount in registered form. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes of differing denominations aggregating a like amount in registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof, bearing interest at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Specified Currency, Maturity Date and other terms.

     The Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in this Note unless such beneficial interest is in an amount equal to $100,000 or an integral multiple of $1,000 in excess thereof or, if this Note is denominated in a currency other than U.S. dollars, an Authorized Denomination indicated on the face hereof. The Depositary, by accepting this Note, agrees to be bound by such provision.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate and in the currency herein prescribed.

     The Company, the Trustee and any of their respective agents may deem and treat the registered holder hereof as the absolute owner of this Note at such holder's address as it appears on the Security Register as kept by the Trustee or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any of their respective agents shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder, shall, to the extent of the sum or sums paid, satisfy and discharge liability for moneys payable on this Note. Notwithstanding the foregoing, if this Note is a Global Note, the Company, the Trustee and their respective agents shall treat a person as the holder of such principal amount of Notes as shall be represented by a Global Note as shall be specified in a written statement of the Depositary for purposes of obtaining any consents or directions required to be given by holders of Securities pursuant to the Indenture.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto or any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every such incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

     This Note shall be governed by and construed in accordance with the laws of the State of California.

                    ________________________________________

                           OPTION TO ELECT REPAYMENT

                 TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHT


     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at _________________________________________
________________________________________________________________________________
     (please print or typewrite name and address of the undersigned).

     For this Note to be repaid the Company must receive at the applicable address of the Trustee set forth in the within Note or at such other place or places of which the Company shall from time to time notify the holder of the within Note, on or before the fifteenth, but not earlier than the twenty-fifth, day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) the within Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Note and this "Option to Elect Repayment" form duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and such Note and form duly completed are received by the Company by such fifth Business Day).

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 or, if the Note is denominated in a currency other than U.S. dollars, an amount equal to the integral multiples referred to on the face hereof under "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination)) which the holder elects to have repaid:
____________________; and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof or, if the Note is denominated in a currency other than U.S. dollars, an Authorized Denomination) of the Note or Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid): _____________________.

Date:_________________________     ---------------------------------------------
                                   Notice: The signature of this Option to Elect
                                   Repayment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any other change whatsoever.

                    ________________________________________

                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM   --as tenants in         UNIF GIFT MIN ACT--______CUSTODIAN_______
            common                                   (Cust)         (Minor)
TEN ENT   --as tenants by the
            entireties
JT TEN    --as joint tenants with      Under Uniform Gifts to Minors Act
            right of survivorship
            and not as tenants
            in common                        _____________________
                                                     (State)


     Additional abbreviations may also be used though not in the above List.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please Insert Social Security or
other Identifying Number of Assignee


______________________________
/______________________________/________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


________________________________________________________________________________


________________________________________________________________________________

the within Note of AVERY DENNISON CORPORATION and does hereby irrevocably constitute and appoint

________________________________________________________________________________
attorney to transfer said Note on the books of the Company, with full power of substitution in the promises.


Dated:  ___________________     ________________________________________________

                                ________________________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.